EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-42357, 333-38198, 333-149107, and 333-164736) pertaining to the Cardinal Health 401(k) Savings Plan of our report dated June 24, 2011, with respect to the financial statements and schedules of the Cardinal Health 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Columbus, Ohio

June 24, 2011